                                                                    EXHIBIT 4.17

                      SECOND AMENDMENT TO CREDIT AGREEMENT

          SECOND AMENDMENT (the "Second Amendment"), dated as of November 17, 1995, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


          WHEREAS, the Company, the Banks, the Co-Agents and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement");

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

     1. On the Second Amendment Effective Date (as hereinafter defined), the Total Commitment shall (and the parties hereto agree that it shall) be increased from $415,000,000 to $465,000,000 and the Commitment of each Bank shall on such date be equal to the respective amounts shown on Schedule I hereto, which on the Second Amendment Effective Date shall replace existing Schedule I to the Credit Agreement.

     2. Notwithstanding anything to the contrary contained in the Credit Agreement (including without limitation Section 1.07 thereof), it is hereby agreed that, during the period from the Second Amendment Effective Date until the date which is 30 days after the Second Amendment Effective Date, all Borrowings of Eurodollar Rate Loans which were outstanding on the Second Amendment Effective Date shall remain outstanding as Loans by the

Banks who originally made such Loans (or their subsequent assigns) and, as a result, such Loans may not be PRO RATA on the basis of the Commitments of the Bank as adjusted pursuant to this Second Amendment. On the date of the expiration of an Interest Period relating to any such outstanding Borrowing of Eurodollar Rate Loans, if such Borrowing is not to be repaid in full on such date, the Borrower in coordination with the Agent shall effect such repayments and reborrowings as are necessary so that any such Borrowing is thereafter made by the Banks pro rata on the basis of their Commitments as adjusted pursuant to this Second Amendment. Notwithstanding anything to the contrary contained in the immediately preceding sentence, not later than the date which is 30 days after the Second Amendment Effective Date, the Borrower shall, in coordination with the Agent and Banks, have repaid and, if necessary, incurred additional Revolving Loans in each case so that on such date the Banks participate in each Borrowing of Revolving Loans pro rata on the basis of their Commitments as then in effect (and after giving effect to this Amendment).

     3. Notwithstanding anything to the contrary contained in the Credit Agreement or in this Second Amendment, the sum of (x) the outstanding principal amount of Loans pursuant to the Credit Agreement, (y) the Letter of Credit Outstandings pursuant to the Credit Agreement and (z) the amount of all Non-Facility Letter of Credit Outstandings pursuant to the Credit Agreement shall in no event exceed $415,000,000 until such time, if any, as the following conditions are satisfied (as determined in good faith by the Administrative Agent):

          (a) EXECUTION OF AMENDMENT; NOTES. (i) The Second Amendment Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank which has a changed Commitment as a result of this Amendment a new Revolving Note in the appropriate amount to reflect such new Commitment and as otherwise provided in the Credit Agreement.

          (b) OPINION OF COUNSEL. The Agent shall have received an opinion addressed to the Agent, the Collateral Agent and each of the Banks, which opinion shall cover matters (including without limitation no conflicts with existing Indebtedness), and shall be in form and substance, satisfactory to the Agent.

          (c) CORPORATE DOCUMENTS; PROCEEDINGS; ETC. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Second Amendment, shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (d) MORTGAGES. The Collateral Agent shall have received fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Collateral Agent, to each of the Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company ensuring the Lien on the existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall have received endorsements to the existing Mortgage Policies assuring the Collateral Agent that each Mortgage, after giving effect to the respective Mortgage Amendment, is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

          (e) CREDIT PARTY ACKNOWLEDGMENTS. The Agent shall have received such acknowledgments as it may have requested from the Credit Parties, acknowledging and agreeing that all obligations pursuant to the Credit Agreement (as amended by this Second Amendment, and with the increase to the Total Commitment contemplated herein) are entitled to the benefits of the respective Guaranties and Security Documents executed by them.

          (f) EXISTING SENIOR DEBENTURE REDEMPTION. (i) The Existing Senior Debenture Redemption shall have been effected or (ii) the amount needed to effect the Existing Senior Debenture

Redemption is then being drawn pursuant to the Credit Agreement (x) for deposit with the trustee under the Existing Senior Debenture Indenture for purposes of effecting the Existing Senior Debenture Redemption or (y) to reimburse the Borrower for amounts theretofore used by it to effect the Existing Senior Debenture Redemption.

     4. Section 8 of the Credit Agreement is hereby amended by inserting the following new Section 8.15 immediately following Section 8.16 thereof:

     "8.16     REDEMPTION OF EXISTING SENIOR DEBENTURES.  On or before
     March 31, 1996, the Company shall cause the Existing Senior Debenture Redemption to have occurred."

     5. Section 9.10 of the Credit Agreement is hereby amended by inserting the following new sub-clause (v) immediately before sub-clause (w) of clause (i) thereof:

          "(v) the Existing Senior Debenture Redemption may be effected in accordance with the definition thereof contained herein, so long as, on or before the date of the consummation thereof, the conditions described in Section 3 of the Second Amendment have been satisfied,".

     6. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in said Section 11 in the appropriate alphabetical order:

          "Existing Senior Debenture Redemption" shall mean the partial redemption, to occur after December 1, 1995 and on or before March 31, 1996 of a principal amount of $46,407,000 of the Existing Senior Debentures at 105.625% of their principal amount, plus accrued and unpaid interest thereon.

          "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of November 17, 1995.

     7. In order to induce the Banks to enter into this Second Amendment, the Company hereby (i) makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement, (ii) represents and warrants that there exists no Default or Event of Default and (iii) represents and warrants that the indebtedness of the Borrower as increased pursuant to the Second Amendment is permitted by (w) Section 4.04(d) of the Existing Senior Indenture, (x)
Section 3.03(i) of the Senior Note Indenture without regard to the first parapraph thereof, (y) Section 3.03(i) of the Senior Refinancing Note Indenture without regard to the first paragraph thereof, and (z) Section 4.03(i) of the Senior Subordinated Note Indenture without regard to the first paragraph thereof, in each case on the Second Amendment Effective Date (as defined herein) both before and after giving effect to this Second Amendment.

     8. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     9. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

     10. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     11. This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when the Company, the Required Banks and each Bank whose Commitment is being increased pursuant to this Second Amendment shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office.

     12. From and after the Second Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By ______________________
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually, and as
                                Administrative Agent



                              By ______________________
                                Title:


                              THE BANK OF MONTREAL,
                                Individually and as Co-Agent



                              By ______________________
                                Title:


                              THE BANK OF NOVA SCOTIA,
                                Individually, and as Co-Agent



                              By ______________________
                                Title:

                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually and as
                                Co-Agent



                              By ______________________
                                Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch,
                                Individually, and as
                                Co-Agent



                              By ______________________
                                Title:


                              CIBC, INC.



                              By ______________________
                                Title:


                              ABN AMRO BANK N.V.



                              By ______________________
                                Title:



                              By ______________________
                                Title:

                              COMERICA BANK



                              By ______________________
                                Title:


                              THE SUMITOMO BANK, LIMITED



                              By ______________________
                                Title:


                              BANK OF AMERICA ILLINOIS



                              By ______________________
                                Title:


                              SOCIETY NATIONAL BANK



                              By ______________________
                                Title:


                              ROYAL BANK OF SCOTLAND



                              By ______________________
                                Title:

                              THE BANK OF NEW YORK



                              By ______________________
                                Title:


                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By ______________________
                                Title:


                              BANQUE FRANCAISE DU
                                COMMERCE EXTERIEUR



                              By_______________________
                                Title:



                              By_______________________
                                Title:

                              BANQUE PARIBAS



                              By_______________________
                                Title:


                              By_______________________
                                Title:


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By_______________________
                                Title:


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED, NEW
                                YORK BRANCH



                              By ______________________
                                Title:


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch


                              By ______________________
                                Title:

                              MERITA BANK



                              By ______________________
                                Title:



                              By ______________________
                                Title:


                              ARAB BANKING CORP.



                              By ______________________
                                Title:


                              BANK OF IRELAND



                              By ______________________
                                Title:


                              BANK OF SCOTLAND



                              By ______________________
                                Title:

                                                                      SCHEDULE I


                                   COMMITMENTS

ABN AMRO                              $ 15,000,000
Arab Banking                          $ 10,000,000
Bank of Ireland                       $ 10,000,000
Bank of Montreal                      $ 21,000,000
Bank of New York                      $ 33,000,000
Bank of Nova Scotia                   $ 33,000,000
Bank of Scotland                      $ 10,000,000
Bank of Tokyo Trust                   $ 15,000,000
Banque Francais                       $ 10,000,000
Banque Paribas                        $ 15,000,000
CIBC                                  $ 20,000,000
Comerica Bank                         $ 10,000,000
Bank of America III                   $ 15,000,000
Credit Lyonnais                       $ 33,000,000
Fuji Bank                             $  7,500,000
IBJ                                   $ 33,000,000
LTCBJ                                 $ 25,000,000
Merita Bank                           $  5,000,000
Nippon Credit Bank                    $ 25,000,000
Royal Bank of Scotland                $  5,000,000
Society National                      $ 25,000,000
Sumitomo                              $ 15,000,000
BTCo                                  $ 74,500,000
                                      ------------

TOTAL                                 $465,000,000


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